UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 21, 2011
BioClinica, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

826 Newtown-Yardley Road, Newtown, PA	18940

(Address of Principal Executive Offices)	(Zip Code)
(267) 757-3000
(Registrant’s telephone number,
including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Item 1.01 Entry into a Material Definitive Agreement
     On March 23, 2011, BioClinica, Inc. (the “Company”) entered into an Amended and Restated Rights Agreement (the “Rights Agreement”) with Computershare Trust Company, N.A. (the “Rights Agent”), which, among other things, amends and restates its Rights Agreement dated as of July 20, 2009 (the “Prior Agreement”) as follows:
(1)	changes the final expiration date of the rights from July 20, 2019, to July 20, 2013;

(2)	increases from 15% to 20% the percentage ownership of the Company’s outstanding common stock that a person or group of affiliated or associated persons may acquire before becoming an “acquiring person”; and

(3)	adds a qualified offer provision, which would, under certain circumstances, allow the holders of 10% of the Company’s outstanding common stock (excluding the acquiring person) to direct the Company’s Board of Directors (the “Board”) to call a special meeting of stockholders to consider a resolution authorizing the redemption of all outstanding rights under the Rights Agreement.
     Under the qualified offer provisions of the Rights Agreement, if the Board does not hold a special meeting within 90 business days of receipt of the notice from holders of 10% of the Company’s outstanding common stock (excluding the acquiring person), the rights will be automatically redeemed at the close of business on the 10th business day following that date. If a meeting is held and the holders of a majority of the Company’s outstanding common stock representing a majority of the shares of common stock represented at the meeting at which a quorum is present vote in favor of the redemption of the rights, the qualifying offer will be deemed exempt from the application of the Rights Agreement, provided that no person or group has become an acquiring person and the qualifying offer continues to be a qualifying offer.
     A qualifying offer is an offer that, among other things, the Board has determined to have the following characteristics:
•	is an all-cash tender offer or stock exchange offer or combination thereof for any and all of the Company’s outstanding shares of common stock;

•	is an offer whose per-share price represents a reasonable premium over the highest market price of common stock in the preceding 18 months, with, in the case of an offer that includes shares of common stock of the offeror, such per-share offer price being determined using the lowest reported market price for common stock of the offeror during the five trading days immediately preceding and the five trading days immediately following the commencement of the offer;

•	is an offer which, within 20 business days after the commencement date of the offer (or within 10 business days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the Company’s stockholders is either unfair or inadequate;

•	is subject only to the minimum tender condition described below and other customary terms and conditions, which conditions shall not include any requirements with respect to the offeror or its agents being permitted to conduct any due diligence with respect to the Company’s books, records, management, accountants and other outside advisers;

•	is accompanied by an irrevocable written commitment by the offeror to the Company that the offer will remain open for at least 120 business days and, if a special meeting is duly requested by the Company’s stockholders with respect to the offer, at least 10 business days after the date of the special meeting or, if no special meeting is held within 90 business days following receipt of the notice of the special meeting, for at least 10 business days following that 90-day period;

•	is accompanied by an irrevocable written commitment by the offeror to the Company that, in addition to the minimum time periods specified above, the offer will be extended for at least 15 business days after any increase in the price offered, and after any bona fide alternative offer is made;

•	is conditioned on a minimum of a majority of the shares of the Company’s common stock being tendered and not withdrawn as of the offer’s expiration date;

•	is accompanied by an irrevocable written commitment by the offeror to the Company to consummate promptly upon successful completion of the offer a second-step transaction whereby all shares of the Company’s common stock not tendered in the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;

•	is accompanied by an irrevocable written commitment by the offeror to the Company that no amendments will be made to the offer to reduce the offer consideration or otherwise change the terms of the offer in a way that is adverse to a tendering stockholder; and

•	is accompanied by certifications of the offeror and its chief executive officer and chief financial officer that all information that may be material to an investor’s decision to accept the offer have been, and will continue to be promptly for the pendency of the offer, fully and accurately disclosed.
     Further, any offers that have cash or common stock as all or partial consideration are subject to further conditions for qualification as “qualifying offers,” as set forth in the Rights Agreement.
     The Company intends to ask its stockholders to ratify the Rights Agreement at its upcoming annual meeting of stockholders, scheduled for May 11, 2011 (the “Annual Meeting”). If the Company’s stockholders do not ratify the Rights Agreement, the Board will reconsider its decision to keep the Rights Agreement in place, but will not be required to terminate the Rights Agreement.
     The foregoing description is only a summary of certain terms and conditions of the Rights Agreement and is qualified in its entirety by reference to the Rights Agreement, which is filed as an Exhibit to this current report on Form 8-K and is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
The information set forth under Item 1.01 is incorporated in this Item 3.03 by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 21, 2011, the Company received a letter from James Taylor, Ph.D., dated March 21, 2011, which is attached as an Exhibit hereto, notifying the Company that he does not wish to stand for re-election as a director of the Company at the Annual Meeting, for personal reasons and not as a result of any disagreement with the Company relating to the Company’s operations, policies or practices. Dr. Taylor has served as a member of the Company’s Board since October 1994. Dr. Taylor will continue to serve as a director, as well as the Chair of the

Compensation Committee of the Board and a member of the Nominating and Corporate Governance Committee of the Board until his current term expires on the date of the Annual Meeting. Dr. Taylor has had the opportunity to review and comment on the disclosure set forth in this Current Report on Form 8-K.
     On March 21, 2011, the Company received a letter from Richard Cimino, dated March 21, 2011, which is attached as an Exhibit hereto, notifying the Company that he does not wish to stand for re-election as a director of the Company at the Annual Meeting for personal reasons and not as a result of any disagreement with the Company relating to the Company’s operations, policies or practices. Mr. Cimino has served as a member of the Board since February 2005. Mr. Cimino will continue to serve as a director until his current term expires on the date of the Annual Meeting. Mr. Cimino has had the opportunity to review and comment on the disclosure set forth in this Current Report on Form 8-K.
     On March 21, 2011, the Company received a letter from James Lovett, dated March 21, 2011, which is attached as an Exhibit hereto, notifying the Company that he does not wish to stand for re-election as a director of the Company at the Annual Meeting for personal reasons and not as a result of any disagreement with the Company relating to the Company’s operations, policies or practices. Mr. Lovett has served as a member of the Board since October 2010. Mr. Lovett will continue to serve as a director until his current term expires on the date of the Annual Meeting. Mr. Lovett has had the opportunity to review and comment on the disclosure set forth in this Current Report on Form 8-K.
     On March 23, 2011, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board approved the nomination of John P. Repko as a director of the Company, effective at the Annual Meeting.
     Mr. Repko is the Corporate Senior Vice President and Chief Information Officer at Covance Inc. (“Covance”) and has overall responsibility for the Covance Global IT organization. He serves as a member of the Covance Executive Committee and Chairs the Covance IT Investment Committee and the Executive IT Steering Committee. He reports to the Chairman and Chief Executive Officer of Covance. Mr. Repko joined Covance in March 2003 as Vice President, Global Applications. In that role, he organized and led the centralization and globalization of Application Development, Application Support and Quality Control across Covance. He was promoted to his current position in January 2006.
     Prior to joining Covance, Mr. Repko served as Senior Vice President and Chief Information Officer at GE American Communications — A Division of GE Capital, and a Senior Auditor and CPA at Ernst and Young.
     Mr. Repko received a Master’s degree in Business Administration and Information Technology from Drexel University and holds a Bachelor’s degree in Accounting from Villanova University. He is trained and certified as a GE Six Sigma Master Black Belt.
     Under a prior stock purchase agreement, the Company agreed to take all actions necessary to nominate and cause the election to the Board of up to three designees of Covance, Inc. (“Covance”), a substantial stockholder of the Company. Such obligation terminates at such time as Covance owns less than 200,000 shares of the Company’s common stock. Covance has designated John P. Repko. John P. Repko, as an employee and designee of Covance, has declined and will not be paid any compensation for his service on the Board.

     Based on the foregoing, the Board will recommend the election of the following nominees for election to the Board at the Annual Meeting:
Mark L. Weinstein
Jeffrey H. Berg, Ph.D.
Martin M. Coyne II
E. Martin Davidoff, CPA, Esq.
Marcella LoCastro, CPA, CITP
David E. Nowicki, D.M.D.
Adeoye Y. Olukotun, M.D., M.P.H.
Wallace P. Parker, Jr.
John P. Repko
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Rights Agreement, dated as of March 23, 2011, between BioClinica, Inc. and Computershare Trust Company, N.A.

17.1	Letter, dated March 21, 2011, from James Taylor, Ph.D. to the Company

17.2	Letter, dated March 21, 2011, from Richard Cimino to the Company

17.3	Letter, dated March 21, 2011, from James Lovett to the Company

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOCLINICA, INC.
Dated: March 25, 2011	By:	/s/ Mark L. Weinstein
		Name:	Mark L. Weinstein
		Title:	President and Chief Executive Officer